EXHIBIT 6

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of March 31, 2003 by and between XOMA LTD., a Bermuda company having its registered office at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda (the "Company"), and GENENTECH, INC., a Delaware corporation having its principal executive office at 1 DNA Way, South San Francisco, California 94080-4990 (the "Lender").

                                    RECITALS

     A. The Lender and the Company are parties to that certain Amended and Restated Convertible Secured Note Agreement -- Development Loan dated substantially concurrently with this Agreement (the "Note Agreement") relating to the making of certain loans to the Company by the Lender which are convertible into Series B Preference Shares of the Company (the "Series B Preference Shares"), which Series B Preference Shares will, when issued, be convertible by their terms into the Company's Common Shares, par value US$.0005 per share (the "Common Shares").

     B. The Lender previously executed with the Company (then a Delaware corporation known as XOMA Corporation) that certain Common Stock and Convertible Note Purchase Agreement, dated as of April 22, 1996, as amended as of April 14, 1999 (the "Purchase Agreement").

     C. In order to induce the Lender to enter into the Note Agreement, the Company desires to provide certain registration rights for the Common Shares issuable to the Lender, and to supersede and consolidate in this Agreement the registration rights previously granted to the Lender under the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in the Note Agreement.

     (a) "Commission" shall mean the United States Securities and Exchange Commission.

     (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, together with the rules and regulations promulgated thereunder.

     (c) "Holder" shall mean the Lender, or transferee of the Lender which is a holder of Registrable Securities and which acquired such shares in accordance with Section 6(b) of the Purchase Agreement.

     (d) "Newly Registered Shares" shall mean the Common Shares issuable upon conversion of Series B Preference Shares issuable to the Lender upon conversion of all or a portion of the Note Agreement, other than the Previously Registered Shares.

     (e) "Original Common Shares" shall mean (i) 50,000 of the 1,500,000 Common Shares issued to the Lender on or about April 22, 1996 pursuant to Section 1 of the Purchase Agreement (after giving effect to the subsequent conversion of the Company's common stock into Common Shares in connection with its reincorporation in Bermuda), and (ii) any equity securities of the Company issued in respect of such Common Shares as a result of any stock split, stock dividend or recapitalization.

     (f) "Previously Registered Shares" shall mean (i) the 2,000,000 Common Shares issuable upon conversion of the Series B Preference Shares issuable to the Lender upon conversion of a portion of the Other Loans, which Common Shares were registered with the Commission pursuant to the Registration Statement on Form S-3 filed August 5, 1999 (File No. 333-84585), and (ii) any equity securities of the Company issued in respect of such Common Shares as a result of any stock split, stock dividend or recapitalization.

     (g) "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

     (h) "Registrable Securities" shall mean (i) the Original Common Shares,
(ii) the Previously Registered Shares, (iii) the Newly Registered Shares, and
(iv) any equity securities of the Company issued in respect of any of the foregoing as a result of any stock split, stock dividend or recapitalization.

     (i) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2, 3 or 4 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     (j) "Registration Statement" shall mean any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.



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

     (k) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, together with the rules and regulations promulgated thereunder.

     (l) "Shelf Registration Statement" shall mean a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act.

     2. Shelf Registration Statements.

     (a) Original Common Shares. The Company agrees to use its commercially reasonable efforts to keep continuously effective under the Securities Act a Shelf Registration Statement registering the Original Common Shares, until termination of such obligation pursuant to Section 6 herein. The obligations of the Company under this paragraph may be satisfied by keeping effective the Shelf Registration Statement under which the Original Common Shares were previously registered (Registration Statement on Form S-3 filed June 28, 1996 (File No. 333-07263)).

     (b) Registrable Securities issuable upon prepayment. In the event that the Company intends to make a prepayment of the Note Agreement or any Tranche thereunder by conversion into Series B Preference Shares of the amount to be prepaid and accrued interest thereon, as contemplated in Section 3(d) of the Note Agreement, the Company shall, prior to such prepayment, file with the Commission a Shelf Registration Statement covering all of the Registrable Securities issuable in respect of such Series B Preference Shares. Such Shelf Registration Statement shall be on Form S-3 under the Securities Act or another appropriate form permitting registration of such Registrable Securities for resale by the Holder. The Company shall use commercially reasonable efforts to have such Shelf Registration Statement declared effective on or prior to the time of such prepayment, and such Shelf Registration Statement shall permit resale of the Registrable Securities by the Holder at the time of prepayment. In the case of Previously Registered Shares that are issued upon prepayment of the Note Agreement, the obligations of the Company under this paragraph may be satisfied by keeping effective the Shelf Registration Statement under which such Previously Registered Shares were previously registered (Registration Statement on Form S-3 filed August 5, 1999 (File No. 333-84585)).

     (c) Registrable Securities issuable upon receipt of Regulatory Approval. In the event that the Note or any portion thereof is converted into Series B Preference Shares upon maturity by reason of receipt of Regulatory Approval as provided in Section 3(a)(iii) of the Note Agreement, within ninety (90) days after receipt of such Regulatory Approval in the United States the Company shall file, and shall use its commercially reasonable efforts to have declared effective, a Shelf Registration Statement covering the Registrable Securities issuable in respect of such Series B Preference Shares. Such Shelf Registration Statement shall be on Form S-3 under the Securities Act or another appropriate form permitting registration of such Registrable Securities for resale by the Holder. Such Shelf Registration Statement shall permit resale of the Registrable Securities by the Holder upon effectiveness thereof. The obligations of the Company under this paragraph may be satisfied by filing a post-effective amendment to the Shelf Registration Statement under which the Previously Registered Shares were previously registered or may be satisfied in part by including, pursuant to Rule 429 under the Securities Act, any available Previously Registered Shares in the prospectus forming a part of a new Shelf Registration Statement.



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

     3. Certain Notices; Suspension of Sales. The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in any of clauses (ii) through (v) of Section 4(c) herein (with, if requested by the Holder, a description in reasonable detail thereof), the Holder will forthwith discontinue disposition of the Registrable Securities covered by such Registration Statement or Prospectus until the Holder's receipt of copies of the supplemented or amended Prospectus contemplated by Section 4(e) herein or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

     4. Registration Procedures. In connection with the Company's registration obligations under Section 2 herein, the Company shall with respect to each Registration Statement:

     (a) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for the applicable time period set forth in, and subject to, Section 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Holder set forth in such Registration Statement as so amended or in such Prospectus as so supplemented, provided such Holder complies with the information requirements of
Section 8 herein.

     (b) Deliver to the Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto it reasonably requests; and, subject to Section 3 herein, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, provided that no Holder shall be entitled to use the Prospectus unless and until such Holder shall have furnished to the Company any required information pursuant to Section 3.

     (c) Notify the Holder (i) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request of the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information related thereto, (iii) of the issuance by the Commission, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the existence of any fact and the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be in-



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

corporated therein by reference untrue in any material respect, or that requires the making of any changes in such Registration Statement, Prospectus or document so that in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) Use its commercially reasonable efforts (which shall include appropriate responses to any requests of the type described in clause (ii) of
Section 4(c) herein) to avoid the issuance of, or, if issued, obtain the withdrawal of any order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the covered Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

     (e) Upon the occurrence of any event contemplated by clause (v) of Section 4(c) herein, as promptly as practicable but in no event later than 60 days thereafter, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything herein to the contrary, nothing herein shall require the Company to prepare and file any such supplement or amendment if the Company shall determine in its reasonable judgment that compliance with the requirements hereof would require the disclosure of non-public material corporate developments, the disclosure of which in the reasonable judgment of the Company would be adverse to the interests of the Company, and the obligations of the Company to prepare and file any such supplements or amendments shall be suspended until such time as such nonpublic developments otherwise become publicly known or announced or would not be required to be so disclosed in connection therewith, provided that if as a consequence of any delay in the filing of any supplement or amendment, the Holder is prevented from effecting sales under the Registration Statement for more than thirty (30) consecutive days, if requested by the Holder, the Company's determination shall have been confirmed by a determination by the Board of Directors of the Company.

     (f) Use its commercially reasonable efforts to register or qualify, or cooperate with the Holder in connection with the registration or qualification (or exemption from such registration or qualification), of the Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Holder reasonably requests in writing, keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action that would subject it to general service of process in any



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

such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject.

     (g) Comply with applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), no later than 60 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year), commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158.

     (h) List all Registrable Securities covered by such Registration Statement on any securities exchange on which the Common Shares are then listed or authorize for quotation on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or the Nasdaq National Market all Registrable Securities covered by such Registration Statement if the Common Shares are then so authorized for quotation.

     5. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance by the Company pursuant to Sections 2, 3 or 4 herein shall be borne by the Company.

     6. Termination of Registration Rights. The registration obligations of the Company pursuant to Sections 2, 3 and 4 herein shall terminate at the time when
(i) the Lender has no obligation to make additional loans to the Company under the Note which are convertible into Common Shares (directly or indirectly through conversion into Series B Preference Shares) and (ii) all of the Registrable Securities required to be covered by any Registration Statement called for hereunder can be sold within a given three-month period without compliance with the registration requirements of the Securities Act, pursuant to Rule 144 or other applicable exemption, supported by a written opinion of legal counsel for the Company which shall be reasonably satisfactory in form and substance to legal counsel for Holder, provided, however, that such registration obligations shall not terminate with respect to any Registrable Securities for which it is reasonably likely (as supported by an opinion of counsel to the Company or counsel to the Lender reasonably acceptable to the Company) that a limitation on dispositions within a three-month period without compliance with the registration requirements of the Securities Act will again be applicable to such Registrable Securities in the foreseeable future (for example, if the Holder, though temporarily not an "affiliate" for purposes of Rule 144, may become an "affiliate" in the future due to conversion of convertible instruments).

     7. Indemnification.

     (a) The Company agrees to indemnify and hold harmless (A) the Holder, (B) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Holder (any of the persons referred to in this clause (B) being hereinafter referred to as a "controlling person"), and (C) the respective officers, directors, partners, employees, representatives and agents of the Holder, or any controlling person (any person referred to in clause (A), (B) or (C) may hereinafter be referred to as an "Indemnified Person"), from and against any and all losses, claims, damages, liabilities, expenses and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities, expenses or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Indemnified Person furnished in writing to the Company by or on behalf of such Indemnified Person expressly for use therein; provided that the foregoing indemnity with respect to any Prospectus shall not inure to the benefit of any Indemnified Person from whom the person asserting such losses, claims, damages, liabilities, expenses and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such Prospectus is eliminated or remedied by an amendment or supplement thereto and a copy of such amended or supplemented Prospectus shall not have been furnished to such person in a timely manner due to the wrongful action or wrongful inaction of such Indemnified Person, whether as a result of negligence or otherwise.

     (b) In case any action shall be brought against any Indemnified Person, based upon any Registration Statement or any such Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all reasonable fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (A) the employment of such counsel shall have been specifically authorized in writing by the Company, (B) the Company shall have failed to assume the defense and employ counsel or (C) such Indemnified Person or Persons shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action or proceeding or that there may be legal defenses available to such Indemnified Person or Persons different from or in addition to those available to the indemnifying party or parties (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person), it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons. The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.



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

     (c) In connection with any Registration Statement in which the Holder is participating, the Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Indemnified Person but only with reference to information relating to such Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in such Registration Statement. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on such Registration Statement and in respect of which indemnity may be sought against any Indemnified Person, the Indemnified Person shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Indemnified Person shall not be required to do so, but may employ separate counsel therein but the fees and expenses of such counsel shall be at the expense of such Indemnified Person), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Indemnified Person by Section 7(b) herein.

     (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities, expenses or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities, expenses and judgments in such proportion as is appropriate to reflect the relative fault of the Company and each such Indemnified Person in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and each such Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or such Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Indemnified Person were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. Information by and Assistance of Holder. The Holder shall furnish to the Company such information regarding such Holder and any distribution proposed by the Holder as the Company may reasonably request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Agreement and shall provide such other assistance as may be reasonably requested by the Company in connection with the Company's obligations hereunder.



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

     9. Rule 144 Reporting. With a view to making available to the Holder the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to (a) make and keep public information available, as those terms are understood and defined in the Commission's Rule 144, at all times, (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, and (c) furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon reasonable request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act.

     10. Obligations under Purchase Agreement Superseded. This Agreement shall supersede in the entirety the Company's obligations under Section 10 of the Purchase Agreement, other than Section 10(g), which shall remain in full force and effect notwithstanding this Agreement.

     11. Notices. All notices and other communications required or appropriate to be given hereunder shall be in writing and shall be delivered by hand or mailed by certified mail, return receipt requested, or sent by facsimile (in which case a confirming copy shall also be sent by certified mail or courier), to the following respective addresses or to such other addresses as may be specified in any notice delivered or mailed as above provided:

                  (a) If to the Lender or Holder, to:

                              Genentech, Inc.
                              1 DNA Way
                              South San Francisco, CA  94080-4990
                              Telephone:  (650) 225-1000
                              Facsimile:  (650) 952-9881
                              Attention:  Corporate Secretary

                  (b) If to the Company, to:

                              XOMA Ltd.
                              2910 7th Street
                              Berkeley, CA  94710
                              Telephone:  (510) 204-7200
                              Facsimile:  (510) 649-7571
                              Attention:  Company Secretary

     Any notice of other communication delivered by hand or mail shall be deemed to have been delivered on the date on which such notice or communication is delivered by hand, or in the case of certified mail deposited with the appropriate postal authorities on the date when such notice of communication is actually received, and in any other case shall be deemed to have been delivered on the date on which such notice or communication is actually received.



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

     12. Amendments. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged orally, but only by an agreement in writing signed by the party against which the enforcement of any waiver, change, modification or discharge is sought.

     13. Assignment.

     (a) Except as set forth in this Section 13, none of the rights or obligations of either party hereto may be assigned or transferred without the prior written consent of the other party hereto, provided that the rights of the Holder and the obligations of the Company hereunder may be transferred to an Affiliate, to Roche or to any bona fide purchaser for value of at least 500,000 shares of Registrable Securities, which transfer shall otherwise be in compliance with this Agreement, without the prior written consent of the Company.

     (b) Neither party may assign any of its rights and obligations under this Agreement in connection with a merger or similar reorganization or the sale of all or substantially all of its assets; provided, however, that the Holder may assign such rights and obligations under this Agreement Note to Roche (so long as Roche continues to own at least a majority of the outstanding voting capital stock entitled to participate generally in the election of directors of the Holder).

     14. Governing Law. The parties have agreed that this Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     16. Titles. The titles of the Sections of this Agreement are inserted for reference only, and are not to be considered as part of this Agreement in construing this Agreement.

     17. Disputes. Any disputes under this Agreement will be governed by the provisions of Article 18 of the Collaboration Agreement.

                            (Signature page follows)





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




     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                    XOMA LTD.

                                    By:
                                        ----------------------------------------
                                          Name:  Clarence L. Dellio
                                          Title:    Senior Vice President and
                                                   Chief Operating Officer

                                    GENENTECH, INC.

                                    By:
                                        ----------------------------------------
                                         Name:  Louis J. Lavigne, Jr.
                                         Title:    Executive Vice President and
                                                 Chief Financial Officer



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